Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

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DEL MAR HEIGHTS LAS VEGAS orange county PHOENIX SAN DIEGO SILICON VALLEY SCOTTSDALE WASHINGTON, D.c.

August 3, 2023

Evofem Biosciences, Inc.

7770 Regents Road

Suite 113-618

San Diego, CA 92122

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to Evofem Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2023 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of an aggregate of up to 3,336,730 shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which are issuable upon the exercise of certain outstanding warrants (the “Warrants”), and up to 7,642,038 shares (the “Note Shares” and, together with the Warrant Shares, the “Shares”) of Common Stock which are issuable upon the conversion of certain outstanding Senior Subordinated Convertible Notes (the “Notes”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the resale of the Shares

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”); (c) the Company’s Bylaws, as amended and restated and in effect on the date hereof (the “Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Evofem Biosciences, Inc.

August 3, 2023

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that, when (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action, in conformity with the Company’s Certificate of Incorporation and Bylaws and the DGCL (as defined below), to approve the issuance of the Shares, the terms of the offering thereof and related matters, and (B) such Shares have been issued and delivered in accordance with the terms of the Warrants and the Notes against payment therefor as provided therein (which shall not be less than par value of the Shares), such Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware (the “DGCL”), as in effect on the date hereof, and we express no opinion with respect to the applicability of the laws of any other jurisdiction or any other laws of the State of Delaware, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/Procopio Cory, Hargreaves & Savitch LLP
Procopio, Cory, Hargreaves & Savitch LLP